UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 29, 2006

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660
(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama
(Address of Principal Executive Offices) (Zip Code)

+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In June 2006, Willbros Group, Inc. (the “Registrant”) announced that Robert R. (Randy) Harl, President and Chief Operating Officer of the Registrant, would succeed Michael F. Curran as the Company’s Chief Executive Officer, effective January 1, 2007, pursuant to the Registrant’s succession planning process. See the Registrant’s Current Report on Form 8-K filed on June 16, 2006. On January 1, 2007, Mr. Harl became Chief Executive Officer of the Registrant. He also continues to serve as President and Chief Operating Officer of the Registrant.

On December 29, 2006, the Registrant announced that Michael F. Curran, Chairman of the Board and Chief Executive Officer of the Registrant, had elected to retire and had entered into a Consulting Agreement (the “Consulting Agreement”) with the Registrant to provide a broad range of consulting services, including business development, operations reviews and interface with the investment community, for a period of two years beginning January 1, 2007. Under the Consulting Agreement, Mr. Curran will be paid a fee of $150,000 per year. Mr. Curran will continue to serve as a director of the Registrant and as Chairman of the Board. As a non-employee director, Mr. Curran will be entitled to receive compensation as a non-employee member of the Board of Directors. Mr. Curran has declined his initial award of restricted stock under the Registrant’s 2006 Director Restricted Stock Plan.

In addition, effective December 29, 2006, the Registrant entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Curran, in connection with his retirement from the Registrant effective December 29, 2006 (the “Retirement Date”). Under the Separation Agreement, (a) Mr. Curran’s Employment Agreement with the Registrant terminated on the Retirement Date, (b) Mr. Curran received the balance of his current regular salary for 2006 (as if he had been employed until December 31, 2006) on the Retirement Date, less applicable withholding taxes, (c) Mr. Curran vested in a bonus for calendar year 2006 in the amount of $925,000, of which $300,000 was paid on the Retirement Date and the remaining $625,000 will be paid on July 1, 2008 and bear interest until paid, in each case less applicable withholding taxes, (d) Mr. Curran received $96,950, less applicable withholding taxes, on the Retirement Date as payment for his accrued, but unused vacation time, (e) Mr. Curran and his eligible dependents will continue to receive health care coverage under the Registrant’s medical plan during the period that Mr. Curran is a consultant, (f) Mr. Curran received a lump sum payment of $1,575,000, less certain withholding taxes, on the Retirement Date, and (g) as of the Retirement Date, Mr. Curran is no longer a participant in the Willbros Group, Inc. Severance Plan, as amended and restated effective September 25, 2003. The Separation Agreement also provided for (a) pursuant to the terms of the Restricted Stock Award Agreement evidencing 12,500 shares of restricted stock that had previously been granted to Mr. Curran under the Registrant’s 1996 Stock Plan, the accelerated vesting of such shares as a result of his retirement and (b) the accelerated vesting of restricted stock rights for 183,334 shares of common stock as of the Retirement Date that had previously been granted to Mr. Curran under the Registrant’s 1996 Stock Plan, with delivery of the shares to occur on July 1, 2008. Under the Separation

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Agreement, the Registrant and Mr. Curran have given mutual releases containing customary terms and conditions.

Copies of the Separation Agreement and the Consulting Agreement are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference as though fully set forth herein. The foregoing summary description of each of the Separation Agreement and the Consulting Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

10.1	Separation Agreement and Release dated December 29, 2006, between Willbros USA, Inc. and Michael F. Curran.

10.2	Consulting Services Agreement dated December 29, 2006, between Willbros USA, Inc. and Michael F. Curran.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: January 8, 2007	By:	/s/ Van A. Welch
Van A. Welch Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and Release dated December 29, 2006, between Willbros USA, Inc. and Michael F. Curran.

10.2	Consulting Services Agreement dated December 29, 2006, between Willbros USA, Inc. and Michael F. Curran.